EXHIBIT 10-19

                 NEW YORK STATE ELECTRIC & GAS CORPORATION
                            DIRECTOR SHARE PLAN


I.   Plan Objective

     The objective of the Director Share Plan (the "Plan") is to attract and retain current and future Directors of New York State Electric & Gas Corporation (the "Company") by providing such Directors with benefits, in addition to current cash compensation, that enhance the linkage between director and shareholder interests.

II.  Definitions

     Wherever used in the Plan, unless the context clearly indicates otherwise, the following words and phrases shall have the meanings set forth below:

     A. "Account" shall mean the account to be established by the Committee to which Phantom Shares and Dividend
         Phantom Shares will be credited for each Participant.

     B.  "Board" shall mean the Board of Directors of New York
         State Electric & Gas Corporation.

     C. "Director" shall mean a member of the Board on the effective date of the Plan or thereafter.

     D. "Dividend Phantom Shares" shall mean the "phantom" (not corporate) shares that accrue in accordance with Article
         V hereof during each Plan Year.

     E. "Participant" shall mean a non-employee Director who has satisfied the eligibility and participation requirements of Article IV hereof.

     F. "Phantom Shares" shall mean the "phantom" (not corporate) shares that are granted to Participants in the Plan pursuant to Article VI hereof.

     G.  "Plan" shall mean the New York State Electric & Gas
         Corporation Director Share Plan as embodied herein and as amended from time to time.

     H.  "Plan Year" shall mean the calendar year.

     I.  "Prior Plan" shall mean the New York State Electric &
         Gas Corporation Retirement Plan for Directors, effective as of January 1, 1992, as amended.
III. Administration

     The Plan shall be administered by a committee to be known as the Director Share Plan Committee (the "Committee"), the members of which shall be appointed by the Board. No member of the Committee while serving as such shall be eligible for participation in the Plan. Decisions and determinations by the Committee shall be final and binding upon all parties. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

IV.  Eligibility and Participation

     All Directors who are non-employee Directors on the effective date of the Plan or thereafter are eligible to participate in the Plan in accordance with the following provisions:

     A. Each eligible Director first elected to the Board prior to January 1, 1996 must chose one of the following irrevocable options by January 31, 1997:

         1. To remain in the Prior Plan and receive retirement benefits pursuant to the Prior Plan. An eligible Director choosing this option will not participate in the Plan and shall have no rights under the Plan.

         2. To cease participation in the Prior Plan effective January 1, 1997 and instead participate in the Plan as of that date. An eligible Director choosing this option shall have no further rights under the Prior Plan.

     B. Each eligible Director first elected to the Board at any time between January 1, 1996 and December 31, 1996, inclusive, shall become a Plan Participant on the effective date of the Plan.

     C.  Each eligible Director who first becomes a non-employee
         Director on or after the effective date of the Plan
         automatically becomes a Plan Participant upon becoming a
         non-employee Director.
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V.   Phantom Shares and Dividend Phantom Shares

     All Phantom Shares granted to a Participant shall be credited to a Phantom Share Account which shall be maintained for the Participant. On each common stock dividend payment date of the Company, Dividend Phantom Shares, including fractional Dividend Phantom Shares computed to four decimal places, shall be credited to each Participant s Phantom Share Account. The number of Dividend Phantom Shares to be credited shall be calculated by first determining the amount of the dividends that would be paid by the Company upon all Phantom Shares and Dividend Phantom Shares held for the Participant as if such shares actually were issued and outstanding common stock of the Company.
     The amount of dividends so determined shall then be divided by the price per share paid by the Company s dividend reinvestment plan for common stock that was purchased by said Plan with respect to the common stock dividend payment date for which the Dividend Phantom Shares are being credited. The quotient of said division is the number of Dividend Phantom Shares which shall be credited to a Participant s Phantom Share Account.

     An award of Phantom Shares or Dividend Phantom Shares under the Plan shall not entitle the recipient to any actual dividend or voting rights or any other rights of a shareholder with respect to such Phantom Shares or Dividend
     Phantom Shares.

VI.  Plan Grants

     A. Each Participant who chooses to cease participation in the Prior Plan and participate in this Plan pursuant to
         Article IV.A.2 hereof shall receive an initial grant of Phantom Shares based on the actuarial present value of the vested accrued benefit the Participant earned under the Prior Plan as set forth in the following schedule:

                                   Present Value of
                 Director       Vested Accrued Benefit
                 Carrigg             $133,000
                 Casarett             181,000
                 Castiglia             23,000
                 DeFleur               23,000
                 Gilmour              181,000
                 Gioia                 40,000
                 Keeler                99,000
                 Kintigh              192,000
                 Lynch                 95,000
                 Marshall             183,000
                 Stuart               192,000

         The initial number of Phantom Shares to be granted will be determined for a Participant by dividing the Participant's Present Value of Vested Accrued Benefit by the average closing price of the Company's common stock for the five trading days immediately preceding the effective date of the Plan.

     B. In addition, commencing January 1, 1997 and on each April 1, July 1, October 1, and January 1 thereafter,
         150 Phantom Shares will be granted to each Director who is a Plan Participant as of that date.

VII. Form and Timing of Payments

     A.  Form - Upon a Participant's ceasing to serve as a
                Director of the Company, all Phantom Shares and Dividend Phantom Shares in the Participant's Phantom Share Account on the date the Participant ceases to serve as a Director of the Company shall be settled in cash. Payments shall be calculated by multiplying the number of Phantom Shares and Dividend Phantom Shares in a Participant's Phantom Share Account on the date the Participant ceases to serve as a Director of the company by the average of the Company's Common Stock closing prices for the five trading days immediately preceding the date the Participant ceases to serve as a Director of the Company.

     B.  Timing-Cash payments shall be made by the tenth day of the calendar month next following the date the Participant ceases to serve as a Director of the Company. The Committee or the Board may adopt procedures allowing Participants to defer the cash payments they will be entitled to receive under the Plan.

VIII.  Dilution and Other Adjustments

     In the event of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of Phantom Shares then held in each Participant's Phantom Share Account or which may be awarded to any Participant, or an adjustment in the number of Dividend Phantom Shares then held in each Participant s

     Phantom Share Account or which may be awarded to any Participant, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

IX.  Amendments and Termination

     The Board of Directors may at any time suspend, terminate, modify or amend the Plan. Neither the suspension or termination of the Plan nor any modification or amendment thereto shall diminish the previously accrued rights of any Director who, at the date of such suspension, termination, modification or amendment, is a Participant in the Plan.

X.   Miscellaneous Provisions

     A. In the case of a Participant s death, payments with respect to Phantom Shares and Dividend Phantom Shares shall be made to his or her designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.

     B. Except as set forth in A. above, a Participant s rights and benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, attachment, execution or levy of any kind, either voluntary or involuntary, including any such liability which arises from the Participant s bankruptcy or for the support of a spouse or former spouse or for any other relative of the Participant prior to payments actually being received by the person eligible to benefit under the Plan. Any attempt at such prohibited anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, attachment, execution or levy, shall be void and unenforceable except as otherwise provided by law.

     C. No Participant shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving a Participant any right to be retained in the service of the Company.

     D. The Company shall have the right to deduct from the cash payments made pursuant to Article VII any taxes required by law to be withheld with respect to such cash payments.

     E. The Plan shall inure to the benefit of, and be binding upon, the Company, and its successors and assigns, including any company into or with which the Company may be merged or consolidated, and shall inure to the benefit of, and be binding upon, the Director or Participant and his or her heirs, executors, administrators, and, if applicable, his or her committee, conservator or other person serving in a similar capacity.

XI.  Effective Date

     The Plan shall be effective as of January 1, 1997.

XII. Funding

     There shall be no funding of any amounts to be paid pursuant to this Plan; provided, however, that the Company, in its discretion, may establish a trust to pay such amounts, which trust shall be subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency; and provided, further, that the Company shall remain responsible for the payment of any such amounts which are not so paid by any such trust.

                         INITIAL BENEFICIARY FORM




     I hereby designate ______________________ as beneficiary

under the Director Share Plan of New York State Electric & Gas

Corporation.



____________________                               __________
     Director                                         Date

                        CHANGE OF BENEFICIARY FORM


     I hereby designate ____________________ as beneficiary under the Director Share Plan of New York State Electric & Gas

Corporation superseding all beneficiary designations previously made by me.




_________________________                             ________
        Director                                        Date



Receipt Acknowledged:


_____________________________                         ________
      Director Share Plan                               Date
      Committee Member